UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2011

Alimera Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6120 Windward Parkway, Suite 290, Alpharetta, Georgia		30005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 990-5740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Alimera Sciences, Inc. (the "Registrant") issued a press release on May 5, 2011 (the "Press Release") regarding its results of operations and financial condition for the first quarter ended March 31, 2011. A copy of the Press Release was furnished as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2011 (the "Initial 8-K Filing").

The Registrant is filing this Amendment No. 1 to the Initial 8-K Filing (this "Amendment") solely to correct a typographical error contained in the Press Release in the fifth paragraph under the heading "First Quarter 2011 Financial Results." Specifically, the first sentence of that paragraph should have read: "As of March 31, 2011, Alimera had cash, cash equivalents and investments of $50.0 million, compared to $54.8 million as of December 31, 2010."

Except as specifically described above, there are no changes or modifications to the Press Release or the Initial 8-K Filing, including the financial information reported therein. This Amendment does not modify or update any disclosures provided in the Press Release or the Initial 8-K Filing and, accordingly, does not reflect events occurring after the dissemination of the Press Release or the filing of the Initial 8-K Filing or modify any disclosures that may be affected by subsequent events.

The information hereunder shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: May 6, 2011	By: /s/ RICHARD S. EISWIRTH, JR.

Name: Richard S. Eiswirth, Jr.
Title: Chief Financial Officer and Chief Operating Officer